Exhibit 4.3

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                         VELOCITY ASSET MANAGEMENT, INC.
                             A DELAWARE CORPORATION

                                    ARTICLE I

                                     OFFICES

                  SECTION 1. REGISTERED OFFICE. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, (302) 658-7581. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, within or outside the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal executive office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on May 1st of each year, or if that day is a legal holiday, on the next following business day, or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders may be called at any time for any purpose or purposes by the Board of Directors or by the Chief Executive Officer, and shall be called by the Chief Executive Officer, President or the Secretary upon the written request of the majority of the directors or upon the written request of the holders of at least 10% of all outstanding shares entitled to vote on the action proposed to be taken. Such written request must state the date, time, place and purpose or purposes of the proposed meeting. A special meeting of stockholders called by the Board of Directors or the President, other than one required to be called by reason of a written request of stockholders, may be cancelled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

SECTION 4. NOTICE OF MEETINGS. Written notice of each annual meeting or special meeting of stockholders, stating the place, date and time of the meeting, and
(i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the Board of Directors, at the time of giving notice, intends to present for action by the stockholders, must be given in the manner set forth in Article VI of these By-Laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If directors are to be elected, the notice shall include the names of all nominees whom the Board intends, at the time of notice, to present for election. The notice shall also state the general nature of any proposed action to be taken at the meeting.

SECTION 5. QUORUM AND ADJOURNMENTS. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 6. PROXY AND VOTING. At any meeting of stockholders each stockholder having the right to vote may vote in person or by proxy. A proxy will be valid for no more than eleven (11) months from the date of its execution. Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder will be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. All elections will be determined by plurality votes. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, any other matter will be determined by the vote of a majority of the shares which are voted with regard to it.

SECTION 7. WRITTEN CONSENTS. Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action taken has the written consent of the holders of shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted.


                                   ARTICLE III

                                    DIRECTORS

SECTION 1. FUNCTION. The Board of Directors will manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

SECTION 2. NUMBER. The number of directors which will constitute the entire Board of Directors shall be such number, not less than two (2) nor more than five (5), as shall be determined by the Board of Directors from time to time, provided that in the event the outstanding shares of stock are owned by fewer than three (3) stockholders the number of directors may be a number not less than the number of stockholders. Until further action by the Board of Directors, the number of directors which shall constitute the entire Board of Directors shall be five (5). As used in these By-Laws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

SECTION 3. ELECTION AND TERM. Except as provided in Section 5 of this Article, the directors shall be elected at the annual meeting of stockholders. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, each director elected will serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.

SECTION 4. REMOVAL. Any of the directors may be removed for cause by vote of a majority of the entire Board. Any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.

SECTION 5. VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. Vacancies caused by the removal of the Directors may only be filled by approval of the stockholders in accordance with the Delaware General Corporation

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Law unless the Certificate of Incorporation is amended or the ByLaws provide that such vacancies may be filled by the Board. A director elected to fill a vacancy, including a vacancy created by a newly created directorship, shall serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.

SECTION 6. LOCATION OF BOOKS AND RECORDS. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

SECTION 7. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.


                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders. If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not held at that time and place, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

SECTION 2. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware, as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors maybe called by the Chairman of the Board, the President, the Vice President, the Secretary or any two Directors. Regular annual meetings of the Board of Directors will be held without notice and immediately following and in the same location as the annual meeting of stockholders.

SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, or by the Chief Executive Officer, on at least four (4) days' notice by mail or forty-eight (48) hours' notice to each director delivered personally or by telephone or telegraph, and shall be called by the Chief Executive Officer, President or the Secretary on like notice at the written request of any two directors (one of which must include the Chairman of the Board, if there is one, or the Chief Executive Officer).

SECTION 4. NOTICE OF MEETINGS. Whenever notice of a meeting of the Board of Directors is required, the notice must be given in the manner set forth in
Article VI of these By-Laws and shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

SECTION 5. QUORUM, ACTION AND ADJOURNMENTS. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these By-Laws, a majority of the directors in office, but in no event less than one-third (1/3) of the entire Board of Directors, will constitute a quorum for the transaction of business, provided that if there shall be fewer than three (3) directors in office, then the number of directors in the office shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. To the extent permitted by law, a director participating in a meeting by

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conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

SECTION 6. WRITTEN CONSENTS. Any action of the Board of Directors may be taken without a meeting if written consent to the action signed by all members of the Board of Directors is filed with the minutes of the Board of Directors.

SECTION 7. ACTION BY TELEPHONIC CONFERENCE. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.


                                    ARTICLE V

                                   COMMITTEES

SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of two or more directors, and may also designate one or more of its members to serve as alternates on these committees. To the extent permitted by law, the Executive Committee will have all the authority of the Board of Directors, except as the Board of Directors otherwise provides, and, to the extent permitted by law, the other committees will have such authority as the Board of Directors grants them. The Board of Directors will have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

SECTION 2. PROCEDURES. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

SECTION 3. WRITTEN CONSENTS. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.


                                   ARTICLE VI

                                     NOTICES

SECTION 1. NOTICE TO STOCKHOLDERS. Any notice to a stockholder shall be given personally or by first-class mail. If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of stockholders.

SECTION 2. NOTICE TO DIRECTORS. Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone, when received, if given by facsimile transmission or telex, on the third business day after the day when deposited with the United States mail, postage prepaid, or on the day when delivered to a

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cable or similar communications company, directed to the director at his business address or at such other address as the director may have designated to the Secretary in writing as the address or number to which notices should be sent.

SECTION 3. WAIVER OF NOTICE. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. The waiver the notice need not specify either the business to be transacted or the purpose of any annual or special meeting of the stockholders. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE VII

                                    OFFICERS

SECTION 1. DESIGNATIONS. The officers of the Corporation shall be a Chief Executive Officer, President, a Secretary and a Treasurer. In addition, the Board of Directors may also elect a Chairman of the Board, a Vice Chairmen of the Board, and one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, or one or more Chief Financial Officers, and such other officers as it may from time to time deem advisable. Any number of offices may be held by the same person. No officer except the Chairman of the Board need be a director of the Corporation.

SECTION 2. ELECTIONS, TERM AND REMOVAL. Each officer shall be elected by the Board of Directors and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

SECTION 3. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer. Such resignation will take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation will not be necessary to make it effective.

SECTION 4. COMPENSATION. The compensation of officers shall be fixed by the Board of Directors or in such manner as it may provide.

SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge of the management of the business and affairs of the Corporation, subject to the control of Board of Directors, and will ensure that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer will preside over any meetings of the stockholders and of the Board of Directors at which neither the Chairman of the Board nor a Vice Chairman is present.

SECTION 7. OTHER OFFICERS. The officers of the Corporation, other than the Chairman of the Board and the Chief Executive Officer, shall have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the Chief Executive Officer, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

SECTION 8. FIDELITY BONDING. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

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                                  ARTICLE VIII

                             CERTIFICATES FOR SHARES

SECTION 1. CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chief Executive Officer or the President or the Chief Financial Officer and the Secretary or the Treasurer.

SECTION 2. FACSIMILE SIGNATURES. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or it were that officer, transfer agent or registrar at the date of issue.

SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

SECTION 4. SURRENDER, TRANSFER AND CANCELLATION. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed and accompanied by proper evidence of lawful succession, assignment or authority of transfer, shall issue a new certificate to the person entitled to it, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

SECTION 5. RECORD DATE. The Board of Directors may fix a date as the record date for determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. The record date must be not less than ten (10) nor more than sixty (60) days before the date of the meeting, nor more than sixty (60) days prior to the proposed action. If no record date is fixed, the record date will be as provided by law. A determination of stockholders entitled to notice of or to vote at any meeting of stockholders which has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 6. STOCKHOLDERS OF RECORD. The Corporation shall for all purposes be entitled to treat a person registered on its books as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation will not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.


                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 1. SUITS BY THIRD PARTIES. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of

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another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

SECTION 2. DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 3. INDEMNIFICATION AS OF RIGHT. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

SECTION 4. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the stockholders.

SECTION 5. ADVANCE OF FUNDS. Expenses (including attorneys fees)incurred by an officer, director, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 6. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

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SECTION 7. SUCCESSORS AND ASSIGNS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director, officer or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 8. INSURANCE PREMIUMS. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him in any such capacity, or arising out of the person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

SECTION 9. REFERENCES TO "CORPORATION". References in this Article to "the Corporation" will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SECTION 10. REFERENCES TO CERTAIN TERMS. For purposes of this Article, references to "other enterprises" will include employee benefit plans; references to "fines" will include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" will include any service as a director, officer, employee or agent of a subsidiary of the Corporation and any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

SECTION 11. APPLICATION OF ARTICLE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director, officer or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 12. RETROACTIVE EFFECT. The provisions of this Article will be deemed retroactive and will include all acts of the officers and directors of the Corporation since the date of incorporation.


                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 1. CORPORATE SEAL. The corporate seal shall have inscribed on it the name of the Corporation, the year of its creation, and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation will end on December 31, unless changed to such other date as the Board of Directors may prescribe.

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                                   ARTICLE XI

                                   AMENDMENTS

SECTION 1. BY-LAWS. These By-Laws may be amended or repealed, and new By-Laws may be adopted, amended or repealed (a) at any regular or special meeting of stockholders, or (b) by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors. An amendment to the ByLaws which changes the number of Directors may only be adopted by the approval of a majority of the outstanding shares, and any such change that reduces the number of Driectors cannot be adopted if the votes cast against its adoption are equal to more than sixteen and two-thirds (16 2/3) percent of the outstanding shares entitled to vote.


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